Exhibit (a)(2) (j)

GMARKET INC. SPECIAL MEETING TO BE HELD ON 05/29/09

FOR HOLDERS AS OF 05/04/09 * ISSUER CONFIRMATION COPY - INFO ONLY *

4 1-0001

THIS FORM IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. PLEASE DO NOT USE IT FOR VOTING PURPOSES.

38012G100

1 *- ELECTION OF JOO MAN PARK AS A NEW INSIDE DIRECTOR AND JAE HYUN LEE, JOHN MULLER AND NICHOLAS P. STAHEYEFF AS NEW NON-STANDING DIRECTORS ----->>> ----->>> 1

0010112

2 *- AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION ----->>> ----->>> 2

0080691

3 *- ELECTION OF STATUTORY AUDITOR ----->>> ----->>> 3

0010200

*NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF

*NOTE* IN ORDER TO HAVE YOUR SHARES VOTED, YOUR INSTRUCTIONS MUST BE RECEIVED NO LATER THAN MAY 26, 2009 AT 10:00 A.M. EDT

*NOTE* THE COMPANY’S NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS IS AVAILABLE THROUGH THE COMPANY’S WEBSITE AT

HTTP://WWW.GMARKET.CO.KR/IR.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON 05/29/09 FOR GMARKET INC.

THE FOLLOWING MATERIAL IS AVAILABLE AT WWW.PROXYVOTE.COM

- PROXY STATEMENT - SHAREHOLDER INFO ** | **

2-I –$

THIS SPACE INTENTIONALLY LEFT BLANK

PLEASE INDICATE YOUR VOTING

INSTRUCTIONS FOR EACH PROPOSAL

DO NOT USE

3

DO NOT USE

38012G100

DO NOT USE

PLACE “X” HERE IF YOU PLAN TO ATTEND

AND VOTE YOUR SHARES AT THE MEETING

DO NOT USE

DO NOT USE

51 MERCEDES WAY

EDGEWOOD NY 11717

DO NOT USE

DO NOT USE

DO NOT USE

DO NOT USE

DO NOT USE

DO NOT USE

DO NOT USE

G MARKET INC.

C/O CITIBANK NA

DEPOSITARY RECEIPTS DEPARTMENT

388 GREENWICH STREET, 14TH FLOOR

NEW YORK, NY 10013

P81895